As filed with the Securities and Exchange Commission on July 27, 2000
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                   FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                                STYLECLICK, INC.
             (Exact name of Registrant as specified in its charter)


     Delaware 13-4106745                                75-2817683
 (State or other jurisdiction of                       (IRS Employer
 incorporation or organization)                      Identification No.)

                           ---------------------------

                               152 W. 57th Street
                            New York, New York 10019
              (Address of registrant's principal executive offices)

                           ---------------------------

                        Styleclick, Inc. 2000 Stock Plan
               Styleclick, Inc. 2000 Directors' Stock Option Plan
                            (Full title of the plans)

                           ---------------------------

                              Thomas J. Kuhn, Esq.
                                    Secretary
                                Styleclick, Inc.
                               152 W. 57th Street
                            New York, New York 10019
                                 (212) 314-7300
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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                                                                    Maximum            Proposed Maximum          Amount of
           Title of                    Amount to be             Offering Price       Aggregate Offering       Registration
 Securities to be Registered           Registered                Per Share                Price                   Fee

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
Class A common stock,                 15,200,000 shares (1)          $2.11 (2)       $32,072,000.00 (2)        $10,023 (2)
par value $.01 per share
===================================================================================================================================

(1) Represents maximum number of shares issuable under the Styleclick, Inc. 2000 Stock Plan and the Styleclick, Inc. 2000 Directors' Stock Option Plan.

(2) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h)(1) of the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

         The Section 10(a) prospectuses being delivered by Styleclick, Inc. (the "Company") to participants in the Company's 2000 Stock Plan and the Company's 2000 Directors' Stock Option Plan (collectively, the "Plans") as required by Rule 428 under the Securities Act of 1933 (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of class A common stock of the Company, par value $.01 per share (the "Common Stock"), reserved for issuance pursuant to the Plans. Information regarding the Plans required in a Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plans a written statement advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference herein, as is required by
Item 2 of Part I of Form S-8.


                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information required under Part I of Form S-8 will be sent or given to participating employees as required by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of
Part II, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference:

          1. The Company's registration statement on Form 8-A under the Securities Exchange Act of 1934 (the "Exchange Act") as filed with the Commission on July 17, 2000.

          2. The Company's Registration Statement on Form S-4 under the Securities Act as filed with the Commission on March 24, 2000 and as amended (the "Registration Statement").

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.


Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The registrant's Certificate of Incorporation and Bylaws require the registrant to indemnify its officers and directors to the fullest extent permitted by Delaware law.

         Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions not in bad faith that involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends, stock purchases or redemptions, or (iv) transactions from which a director derives an improper personal benefit. The registrant's Certificate of Incorporation contains provisions limiting the liability of the directors to the registrant and to its stockholders to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such. The registrant's Certificate of Incorporation and Bylaws provide that the registrant may, to the full extent permitted by law, purchase and maintain insurance on behalf of any director, officer, employee or agent of the registrant against any liability that may be asserted against him or her and the registrant currently maintains such insurance. The registrant will obtain liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

Item 7.  Exemption from Registration Claimed

         Not Applicable.


Item 8.  Exhibits

Exhibits
--------

4.1      Specimen Class A Stock Certificate, incorporated by reference to
         Exhibit 4.1 to the Registration Statement.

4.2 Certificate of Incorporation of the Company, as currently in effect, incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

4.3 By-laws of the Company, incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, regarding the legality of the Common Stock being registered.

23.1*    Consent of Ernst & Young LLP.

23.2*    Consent of Ernst & Young LLP.

23.3*    Consent of Ernst & Young LLP.

23.4*    Consent of Singer Lewak Greenbaum and Goldstein LLP.

23.5*    Consent of Coudert Brothers.

23.6*    Consent of Paul, Weiss, Rifkind, Wharton & Garrison.

23.7*    Consent of ING Barings LLC.

23.8*    Consent of PaineWebber Incorporated.

23.9*    Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in
         Exhibit 5.1).

24.1*    Power of Attorney (included on signature page).

---------------------
* Filed herewith.


Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 27, 2000.


                                        STYLECLICK, INC.
                                        (Registrant)


                                        By:  /s/ Deirdre Stanley
                                             --------------------------
                                             Name:  Deirdre Stanley
                                             Title: Vice President


                                POWER OF ATTORNEY

         The officers and directors of Styleclick, Inc. whose signatures appear below hereby constitute and appoint Thomas J. Kuhn and Deirdre Stanley, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, to sign and execute on behalf of the undersigned any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.


        Signature                     Titles                                Date
        ---------                     ------                                ----

     /s/ Bill Lane            President, Vice Chairman
     --------------           (Principal Executive Officer)        July 27, 2000
      Bill Lane

   /s/ Edward Zinser          Executive Vice President,
   ------------------         Chief Operating Officer
      Edward Zinser           (Principal Financial Officer,
                              Principal Accounting Officer)        July 27, 2000

 /s/ Dara Khosrowshahi        Director                             July 27, 2000
------------------------
    Dara Khosrowshahi

                                INDEX TO EXHIBITS
                                -----------------

Exhibits
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4.1                  Specimen Class A Stock Certificate, incorporated by
                     reference to Exhibit 3.1 to the Registration Statement.

4.2 Certificate of Incorporation of the Company, as currently in effect, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 filed with the Commission on March 24, 2000 (File No. 333-33194).

4.3                  By-laws of the Company, incorporated herein by reference to
                     Exhibit 3.3 to the Company's Registration Statement on Form S-4 filed with the Commission on March 24, 2000 (File No. 333 -33194).

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, regarding the legality of the Common Stock being registered.

23.1*                Consent of Ernst & Young LLP.

23.2*                Consent of Ernst & Young LLP.

23.3*                Consent of Ernst & Young LLP.

23.4*                Consent of Singer Lewak Greenbaum and Goldstein LLP.

23.5*                Consent of Coudert Brothers.

23.6*                Consent of Paul, Weiss, Rifkind, Wharton & Garrison.

23.7*                Consent of ING Barings LLC.

23.8*                Consent of PaineWebber Incorporated.

23.9* Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).

24.1*                Power of Attorney (included on page 6 of this Registration
                     Statement).

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* Filed herewith.